Exhibit 10.12

English Translation

Framework Agreement

This Framework Agreement (the “Agreement”) is entered into by and among the following parties on March 12, 2014:

1.	Chuangmeng Wuxian (Beijing) Information & Technology Co., Ltd. (the “WFOE”), a wholly foreign owned enterprise incorporated and existing in accordance with the laws of the People’s Republic of China (the “PRC”), with its address at Room 1325, Ruicheng Hotel, No. 9 Xicui Road, Haidian District, Beijing;

2.	Chen Xiangyu, a Chinese citizen, whose identification number is ;

3.	Shenzhen iDreamSky Technology Co., Ltd. (the “Company”), a limited liability company incorporated and existing in accordance with the laws of the PRC, with its address at Room 01, Floor 16, Unit 2, Block A, Kexing Science Park, Keyuan Road, Middle Zone Science & Technology Park, Nanshan District, Shenzhen.

For the purpose of this Agreement, each of the WFOE, Chen Xiangyu and the Company is referred to as a “Party”, and collectively as the “Parties”.

Whereas:

1.	On November 29, 2013, the WFOE, Chen Xiangyu and the Company entered into an Exclusive Option Agreement, and the WFOE, Chen Xiangyu and the Company entered into an Equity Pledge Agreement (the above agreements are collectively referred to as the “Original Agreements”);

2.	On March 12, 2014, the WFOE and Chen Xiangyu entered into a Loan Contract confirming that the WFOE shall provide loans for Chen Xiangyu (such contract is referred to as the “Loan Contract”);

3.	As a result of the execution of Loan Contracts, the Parties need to update the relevant terms of the Original Agreements.

Now, therefore, the Parties hereby reach an agreement on the following terms through friendly and equal consultation for mutual compliance:

Article I	The Parties acknowledge the execution of Loan Contracts. The Parties agree to amend and update the Original Agreements.

Article II	Each Party acknowledges that any of the other Parties has no default under the Original Agreements, and that it has no claims against any of such other Parties under the Original Agreements.

Article III	The Parties agree to amend and update the Original Agreements as set out below on the date of this Agreement:

1.	The Exclusive Option Agreement entered into by the WFOE, Chen Xiangyu and the Company on November 29, 2013 shall be substituted with the Exclusive Option Agreement entered into by and among the WFOE, Chen Xiangyu and the Company on March 12, 2014 and attached hereto as Schedule 1, and the Exclusive Option Agreement attached hereto as Schedule 1 shall take effect on the date of signing;

2.	The Equity Pledge Agreement entered into by and among the WFOE, Chen Xiangyu and the Company on November 29, 2013 shall be substituted with the Equity Pledge Agreement entered into by and among the WFOE, Chen Xiangyu and Company on March 12, 2014 and attached hereto as Schedule 2, and the Equity Pledge Agreement attached hereto as Schedule 2 shall take effect on the date of signing;

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3.	No amendment is made to the Capital Contribution Certificate and the Shareholder Register issued by the Company on November 29, 2013, the Exclusive Business Cooperation Agreement signed by the WFOE and the Company on April 19, 2012 and amended on November 29, 2013, and the Power of Attorney issued by Chen Xiangyu on November 29, 2013;

4.	The Parties acknowledge that the Consent Letter signed by Li Xia, Chen Xiangyu’s spouse (ID number: ) on November 29, 2013 shall be substituted with the Consent Letter attached hereto as Schedule 3, and the Consent Letter attached hereto as Schedule 3 shall take effect on the date of signing.

Article IV	The Parties acknowledge that the terms of this Agreement and any oral or written information exchanged between the Parties in connection with the Agreement are regarded as confidential information. Each Party shall maintain the confidentiality of all such confidential information, and without obtaining the written consent of the other Party, it shall not disclose any relevant confidential information to any third parties, except for the information that: (a) is or will be in the public domain (other than through the receiving Party’s unauthorized disclosure); (b) is under the obligation to be disclosed pursuant to the applicable laws or regulations; or (c) is required to be disclosed by any Party to its legal counsels or financial advisors regarding the transaction contemplated hereunder, provided that such legal counsels or financial advisors shall be bound by the confidentiality obligations similar to those set forth in this Section. Disclosure of any confidential information by the employees of or agencies engaged by any Party shall be deemed disclosure of such confidential information by such Party and such Party shall be held liable for breach of this Agreement. This Section shall survive the termination of this Agreement, regardless of the reason for such termination.

Article V	The execution, effectiveness, construction, performance, amendment and termination of this Agreement and the resolution of disputes hereunder shall be governed by the laws of the PRC. In the event of any dispute with respect to the construction and performance of this Agreement, the Parties shall first resolve the dispute through friendly negotiations. In the event the Parties fail to reach an agreement on the dispute within 30 days after any Party’s request to the other Parties for resolution of the dispute through negotiations, any Party may submit the relevant dispute to the China International Economic and Trade Arbitration Commission for arbitration, in accordance with its Arbitration Rules. The arbitration shall be conducted in Beijing, and the language of the arbitration shall be Chinese. The arbitration award shall be final and binding on all Parties.

Article VI	This Agreement shall take effect upon execution by all the Parties. The Agreement shall be signed in triplicate, with each Party holding one copy of the same legal effects.

[No text below]

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IN WITNESS WHEREOF, this Agreement has been duly executed on the first date as set out above.

Chuangmeng Wuxian (Beijing) Information & Technology Co., Ltd.
[Company Seal Affixed]

Signature:	/s/ Chen Xiangyu
Name:	Chen Xiangyu
Title:	Legal Representative

Chen Xiangyu

Signature:	/s/ Chen Xiangyu

Shenzhen iDreamSky Technology Co., Ltd.
[Company Seal Affixed]

Signature:	/s/ Chen Xiangyu
Name:	Chen Xiangyu
Title:	Legal Representative

Signature Page to the Framework Agreement

Schedule 1

Exclusive Option Agreement

(Intentionally omitted)

Schedule 2

Equity Pledge Agreement

(Intentionally omitted)

Schedule 3

Consent Letter

(Intentionally omitted)